SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006

Bio-Matrix Scientific Group, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	0-32201	33-0824714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8885 Rehco Road, San Diego, California 92121
(Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code:
(619) 398-3517 ext. 308

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the Following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 5, 2006 we, Bio-Matrix Scientific Group, Inc. entered into an Agreement with Bio-Technology Partners Business Trust whereby we became obligated to issue to Bio-Technology Partners Business Trust 1,391,935 common shares of the Company on or prior to December 6, 2006. This issuance constituted full satisfaction of the amount of $246,744 plus accrued interest owed by us to Bio-Technology Partners Business Trust due to loans made to us by Bio-Technology Partners Business Trust between August 24, 2006 and November 10, 2006.

We also agreed to include these shares issued to Bio-Technology Partners Business Trust in a subsequent registration statement of securities filed by us pursuant to the Securities Act of 1933, as amended, with the United States Securities and Exchange Commission on Form SB-1 or SB-2.

ITEM 3.02.  UNREGISTERED SALE OF EQUITY SECURITIES

On December 5, 2006 we, Bio-Matrix Scientific Group, Inc., issued 1,391,935 Common Shares of our stock to Bio-Technology Partners Business Trust pursuant to the abovementioned Agreement. This issuance constituted full satisfaction of the amount of $246,744 plus accrued interest owed by us to Bio-Technology Partners Business Trust due to loans made to us by Bio-Technology Partners Business Trust between August 24, 2006 and November 10, 2006.

No underwriters were retained to serve as placement agents for the sale. The Shares were sold directly through the management of the Company. No commission or other consideration was paid in connection with the sale of the Shares
The offer and sale of the Shares was exempt from the registration provisions of the Securities Act by reason of Section 4(2) thereof. Management made its determination of the availability of such exemption based upon the facts and circumstances surrounding the offer and sale of the Shares, including the fact that the shares were offered and sold solely to Bio-Technology Partners Business Trust. Restrictive legends were placed on, and stop transfer orders placed against, the certificates for the Shares.

EXHIBIT INDEX

Exhibit Number	Description
Ex.10	Form of Agreement dated December 5, 2006 by and between-Matrix Scientific Group, Inc. and Bio-Technology Partners Business Trust

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-MATRIX SCIENTIFIC GROUP, INC.

By:	/s/ David R. Koos

David R. Koos, Chief Executive Officer, President and Chairman Date: 12/06/2006

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